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EXHIBIT 5





                            October 2, 1995        Direct Dial (205) 521-8238



Blount International, Inc.
4520 Executive Park Drive
Montgomery, Alabama 36116-1602

                 Re:      Plan and Agreement of Merger
                          ----------------------------

Ladies and Gentlemen:

                 In our capacity as counsel for Blount International, Inc., a Delaware corporation ("Parent"), we have examined the Registration Statement on Form S-4 (the "Registration Statement") in form as proposed to be filed by Parent with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, relating to the proposed merger (the "Merger") of Blount, Inc., a Delaware corporation (the "Company"), with and into HBC Transaction Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Subsidiary"), and the issuance of up to 11,922,377 shares of the Class A Common Stock, par value
$.01 per share, of Parent ("Parent Class A Common Stock"), and 1,721,241 shares of the Class B Common Stock, par value $.01 per share, of Parent ("Parent
Class B Common Stock," and, together with Parent Class A Common Stock, the "Parent Common Stock"), in connection with the Merger. Pursuant to the Merger, each holder of shares of the common stock of the Company (other than Parent) will receive shares of Parent Common Stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:

                 (i) The shares of Parent Common Stock referred to above and to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, will have been duly and validly authorized and issued and will be fully paid and nonassessable shares of Parent Common Stock; and
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Blount International, Inc.
October 2, 1995
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                 (ii)     Under the General Corporation Law of the State of
         Delaware, no personal liability will attach to the ownership of the shares of Parent Common Stock when issued pursuant to the Merger.

                 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to this firm under the captions "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" and "LEGAL MATTERS" in the Proxy Statement/Prospectus which is a part of the Registration Statement.

                                        Yours very truly,


                                        /s/ Bradley, Arant, Rose & White